EXHIBIT 10.1
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                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
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	This First Amendment to Purchase and Sale Agreement
("Amendment") was entered into as of March 2, 2005 by and between Panasonic Corporation of North America, f/k/a Matsushita Electric Corporation of America, a Delaware corporation ("Seller") and John B. Sanfilippo & Son, Inc., a Delaware corporation, or its designated assignee ("Buyer").

                           R E C I T A L S
                           - - - - - - - -

	A.	The Seller and Buyer entered into that certain
Purchase and Sale Agreement dated December 2, 2004 ("Agreement"), as amended by that certain letter agreement dated March 1, 2005, extending the Due Diligence Period until March 2, 2005.

       B.	Buyer and Seller desire to amend the Agreement as
hereinafter set forth.

       NOW THEREFORE, in consideration of the promises, covenants and agreements hereinafter set forth, the receipt of which is hereby acknowledged by both parties, the parties agree that the Agreement is hereby amended as follows:

       1.	The Due Diligence Period (as defined in Paragraph 1.3
of the Agreement) shall expire as of 5:00 p.m. CST on March 1, 2005; provided, however, the Buyer's Due Diligence Period shall remain and be extended for such reasonable time period as is required by Buyer, but no later than March 18, 2005, to adequately investigate to Buyer's reasonable satisfaction the matter regarding the 1996 spill of hydraulic oil in the elevator shaft of the 1701 Randall Road building, as disclosed by the Harding Lawson Associates ("HLA") letters and other materials previously provided by Seller to Buyer.

       2.	The title objections delivered by Buyer to Seller by
way of letters dated January 12, 2005, February 9, 2005 and
February 23, 2005 were delivered in a timely manner pursuant to Paragraph 2.4 of the Agreement and the matters disapproved thereby are hereby deemed "Unpermitted Exceptions" under the Agreement. Both parties shall cooperate to reasonably resolve the foregoing Unpermitted Exceptions in a timely manner, but no later than March 18, 2005.

       3. Buyer's right to terminate the Agreement pursuant to the terms of Paragraph 3.1(d) due to Buyer's failure to obtain the approval from the City of Elgin for both Buyer's conditional use permit and site plan shall expire on March 18, 2005 at 5:00 p.m. CST.

       4.	The Closing Date (as defined in Paragraph 1.1 of the
Agreement) is hereby extended to April 15, 2005, subject to the terms of said Paragraph 1.1.

       5.	The Industrial Lease attached to the Agreement as
Exhibit B is hereby amended and, at time of execution at Closing shall state after the last sentence in the last paragraph of
Article 1, as follows: "Notwithstanding the foregoing, the effective date of Tenant's termination of either the Premises A Term or the Premises B Term, after delivery of a ten (10) day termination notice, shall not be earlier than the expiration of the ten (10) days plus one (1) full month of both the Premises A Term and the Premises B Term."

       6.	All defined terms used but not defined herein shall
have the meaning ascribed to them in the Agreement.

       7.	The balance of the terms and conditions of the
Agreement will remain in full force and effect, unamended hereby.

       				SELLER:

       				Panasonic Corporation of North
                                America, f/k/a Matsushita Electric
                                Corporation of America,
                                a Delaware corporation,


                                By: /s/ William H. Kopp
                                    -------------------
                                Name:  William H. Kopp

                                Title: Vice President
                                       Purchasing and Facilities


                        	BUYER:

       				John B. Sanfilippo & Son, Inc.,
                                a Delaware corporation,


                                By: /s/ Michael J. Valentine
                                    ------------------------
                                Name:  Michael J. Valentine

                                Title: Executive Vice President
                                       Finance, Chief Financial
                                       Officer and Secretary